UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2009

PSIVIDA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51122 (Commission File Number)	26-2774444 (IRS Employer Identification No.)
400 Pleasant Street
Watertown, MA 02472
(Address of Principal Executive Offices) (Zip Code)
(617) 926-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events.
On December 23, 2009, pSivida’s collaborative partner, Alimera Sciences, Inc. (“Alimera”), filed a Form S-1/A with the Securities & Exchange Commission which reported the 24 month results of the two Phase 3 pivotal clinical trials (FAME™ Study) for Iluvien® in the treatment of Diabetic Macular Edema. Alimera reported that based on these results, it plans to submit a New Drug Application (NDA) to the Food and Drug Administration (FDA) for approval of the low dose of Iluvien in the second quarter of 2010, followed by registration filings in various European countries and Canada; that it intends to request Priority Review of the NDA from the FDA; and that if Priority Review is granted, it can expect a response to its NDA from the FDA in the fourth quarter of 2010. The section of Alimera’s Form S-1/A entitled “Business—Iluvien Clinical Development Program” and certain risk factors relating to the Iluvien clinical development program under “Risk Factors” are filed as Exhibit 99.1 to this report and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
The following Exhibit is filed with this report on Form 8-K:

No.	Description
99.1	“Business—Iluvien Clinical Development Program” and certain risk factors relating to the Iluvien clinical development program under “Risk Factors” from Form S-1/A of Alimera, Registration No. 333-162782, filed December 23, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.
Date: December 23, 2009	By:	/s/ Lori Freedman
Lori Freedman,
Vice President, Corporate Affairs, General Counsel and Secretary